EXHIBIT 99.1
Press Release	Source: For Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc. to Acquire Automotive Aftermarket Supplier

Thursday April 21, 10:23 am ET

HOUSTON--(BUSINESS WIRE)--April 21, 2005--Industrial Enterprises of America, Inc. (Pink Sheets: ILNP.PK - News) announced today that management has agreed in principal to acquire 100% ownership of a leading manufacturer and seller of automotive chemicals and additives.

The acquisition of this private company will result in the acquired company becoming a wholly owned subsidiary of Industrial Enterprises of America, and management anticipates that the acquisition will increase existing ILNP sales on a pro forma basis by 300%. Historically, the operations of the target have been profitable and are expected to add to Industrial Enterprises of America's earnings per share in the first year of combined operations. Industrial Enterprises of America believes that a definitive agreement will be reached, and the transaction will likely be consummated, within 45 days, subject to definitive due diligence and certain other conditions.

Crawford Shaw, Chief Executive Officer of Industrial Enterprises of America, stated, "Upon the completion of the acquisition, Industrial Enterprises of America plans to begin manufacturing products that are currently being outsourced by the target, resulting in improved product margins. Additionally, this acquisition brings an experienced marketing and sales force to our core packaging business, as well as providing cross-selling opportunities between proprietary brands."

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., a Nevada corporation, is headquartered in Houston, Texas. Industrial Enterprises of America is the parent company of EMC Packaging, Inc., a Delaware corporation that packages, markets and sells refrigerants. EMC Packaging has been in this business since 1974. Its products serve a variety of industries and its current clients include a number of fortune 500 companies.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it cannot guarantee that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the Company's ability to reach a definitive agreement with the target; (iii) the overall marketplace and clients' usage of EMC Packaging's products and those of the target, if and when the acquisition is consummated, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as a merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2003 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
For Industrial Enterprises of America, Inc.:
Investors & Public Relations:
David Zazoff, 212-505-5976
 PressReleases@Za-Consulting.net

Source: For Industrial Enterprises of America, Inc.